UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

Consolidated Container Company LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-88157	75-2825338
(Commission File Number)	(IRS Employer Identification No.)

3101 Towercreek Parkway, Suite 300, Atlanta, Georgia	30039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 742-4600

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents certain historical financial data for the years ended December 31, 2003, 2002 and 2001 and for the three month periods ended March 31, 2003 and 2004 of Consolidated Container Company LLC. The summary historical financial data for the three years ended December 31, 2001, 2002 and 2003 have been derived from our financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. The summary historical financial data for the three month periods ended March 31, 2003 and 2004 were derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The following table also presents pro forma financial data as of and for the twelve month period ended March 31, 2004. The summary financial data should be read in conjunction with the audited Consolidated Financial Statements of Consolidated Container Company LLC, the notes to the financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. All amounts presented are in thousands, except ratios.

	Year Ended			Three Months Ended
	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Mar. 31, 2003	Mar. 31, 2004
Income Statement Data:	(audited)			(unaudited)
Net sales	$783,420	$746,476	$739,774	$184,504	$185,428
Cost of sales	690,944	654,036	647,504	162,957	162,448

Gross profit	92,476	92,440	92,270	21,547	22,980
Selling, general and administrative expenses	48,780	50,978	46,364	12,445	11,255
Amortization expense	13,973	2,468	1,300	325	9
Stock based compensation expense	279	396	799	200	110
Restructuring charges(1)	3,499	83	—	—	—
Goodwill impairment	—	290,000	—	—	—
Contract dispute settlement and other(2)	6,626	—	—	—	—
Loss (gain) on disposal of assets	33	1,743	4,421	(135)	705

Operating income (loss)	19,286	(253,228)	39,386	8,712	10,901
Interest expense, net(3)	50,485	47,180	56,821	14,607	13,997

Loss before income taxes	(31,199)	(300,408)	(17,435)	(5,895)	(3,096)
Income tax expense	—	—	—	—	—

Net loss	$(31,199)	$(300,408)	$(17,435)	$(5,895)	$(3,096)

Other Financial and Operating Data:
Adjusted EBITDA(4)	$68,027	$77,171	$84,413	$19,268	$21,345
Depreciation and amortization	48,429	38,260	39,807	10,491	9,629
Cash interest paid(5)	48,633	42,334	42,793	15,511	15,132
Capital expenditures	44,059	33,176	30,899	4,244	5,446
Ratio of earnings to fixed charges(6)	—	—	—	—	—

	As of March 31, 2004
Balance Sheet Data:
Cash and cash equivalents	$11,471
Total assets	659,104
Total debt	575,843
Total member’s deficit	(98,440)

Pro Forma Data(7):	Twelve Months Ended March 31, 2004
Cash interest expense(8)	$29,550
Total interest expense(9)	49,618
Total debt	555,102
Ratio of total debt to Adjusted EBITDA(4)	6.4	x
Ratio of secured debt to Adjusted EBITDA(4)(7)	4.3	x
Ratio of Adjusted EBITDA to cash interest expense(4)(8)	2.9	x

2

(1)	Restructuring charges were recognized in connection with plans to consolidate certain manufacturing and administrative functions and facilities. The charges consisted of severance and other personnel-related costs, facility closing costs and remaining obligations under noncancelable operating leases. Restructuring credits were recognized when sub-leases were obtained on certain closed facilities.
(2)	Contract dispute settlements and other represents customer related one-time charges.
(3)	Represents interest expense, net of interest income.
(4)	Adjusted EBITDA is defined as the sum of net income (loss) plus interest expense (net of interest income), income taxes, depreciation, amortization (related to lump sum payments on customer contracts, non-compete agreements, and acquired contracts), and other non-cash items such as goodwill impairment, stock compensation expense, and gain/loss on the sale of assets. Adjusted EBITDA is presented because we believe that it provides meaningful additional information concerning our operating results and our ability to service our long-term debt and to fund our growth, and we believe measures similar to Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to evaluate the performance of our Company and of other companies in the rigid plastic packaging industry. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. Our method of computation may or may not be comparable to other similarly titled measures used by other companies.

A reconciliation of net loss to Adjusted EBITDA is as follows:

	Years Ended December 31,			Three Months Ended March 31,
	2001	2002	2003	2003	2004
	(audited)			(unaudited)
Net loss	$(31,199)	$(300,408)	$(17,435)	$(5,895)	$(3,096)
Interest expense, net	50,485	47,180	56,821	14,607	13,997
Depreciation	34,455	35,792	36,962	9,542	9,312
Amortization	13,974	2,468	2,845	949	317
Goodwill impairment(a)	—	290,000	—	—	—
Stock compensation expense(b)	279	396	799	200	110
Loss (gain) on disposal of asset	33	1,743	4,421	(135)	705

Adjusted EBITDA	$68,027	$77,171	$84,413	$19,268	$21,345

(a)	Goodwill impairment resulted from our annual impairment test required under SFAS No. 142.
(b)	In 2002, 2003 and 2004, stock compensation expense resulted from our 2002 adoption of SFAS No. 123. The expense in 2001 related to the buy-back of a former executive’s options.
(5)	Cash interest paid during the period excludes amortization of deferred financing fees.
(6)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges include: (i) interest expense, whether expensed or capitalized; (ii) amortization of debt issuance cost; (iii) the portion of rental expense representative of the interest factor; and (iv) the amount of pre-tax earnings required to cover preferred stock dividends and any accretion in the carrying value of the preferred stock. For the years ended December 31, 2001, 2002 and 2003 and for the three months ended March 31, 2003 and 2004, earnings were insufficient to cover fixed charges by $31.2 million, $300.4 million, $17.4 million, $5.9 million and $3.1 million, respectively.
(7)	The pro forma total debt gives effect to the sale of $207 million aggregate principal amount at maturity of senior secured discount notes due 2009, replacement of our existing senior credit facility with new senior credit facilities that will include a $220 million term loan and a $45 million revolving credit facility (of which approximately $11 million is expected to be drawn on the issue date of the notes) and a capital contribution of $45 million to the Company from the proceeds of the sale of Series B Preferred Units by Consolidated Container Holdings, our parent company. We refer to the transactions collectively as the Refinancing Transaction. The pro forma secured debt, after giving effect to the Refinancing Transactions as if they had occurred on March 31, 2004, would have been $370.1 million. The pro forma cash interest expense, total interest expense, ratio of total debt to Adjusted EBITDA, ratio of secured debt to Adjusted EBITDA and ratio of Adjusted EBITDA to cash interest expense give effect to the Refinancing Transactions as if they had occurred on April 1, 2003. The summary pro forma financial information is based on available information and contains assumptions that we consider reasonable. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of our financial position or results of operations if those transactions had actually occurred on those dates and is not necessarily indicative of our future results of operation or financial position.
(8)	Assumes that the election to pay cash interest payments on the notes offered hereby will not occur during the relevant period. The pro forma ratio of Adjusted EBITDA to total interest expense would have been 1.7 to 1.
(9)	Represents pro forma interest expense, net of interest income.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ TYLER L. WOOLSON

Tyler L. Woolson Chief Financial Officer

Date: May 13, 2004